EXHIBIT 5.1

50 East South Temple Street

Suite 400

Salt Lake City, UT 84111

December 8, 2025

BrooQLy Inc. (d/b/a Dynamic Aerospace Systems Corporation)

3753 Plaza Dr.

Ann Arbor, MI 48108

Re:	BrooQLy Inc. (d/b/a Dynamic Aerospace Systems Corporation)
Registration Statement on Form S-1 (SEC File No. 333-289720)

Ladies and Gentlemen:

We have acted as counsel to BrooQLy Inc. (dba Dynamic Aerospace Systems Corporation), a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1, File No. 333-289720 ( as amended to date, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the issuance and sale by the Company of up to 52,530,000 shares of common stock, par value $0.0001 per share, of the Company (the “Shares”), consisting of:

(i) up to 15,000,000 shares of the Company’s common stock (the “Note Shares”) which may be issued in connection with the conversion of one or more Secured Convertible Promissory Notes (the “Notes”) issued or to be pursuant to a securities purchase agreement, dated as of July 3, 2025 (the “Note Purchase Agreement”), with Platinum Point Capital, LLC (“Platinum Point Capital”);

(ii) 330,000 shares underlying a warrant (the “Platinum Warrant Shares”) to purchase additional shares of the Company’s common stock (the “Platinum Warrant”) issued to Platinum Point Capital in connection with the Note Purchase Agreement;

(iii) up to 25,000,000 shares of the Company’s common stock (the “Advance Shares”) issuable in connection with an equity purchase agreement dated as of July 31, 2025 (the “Equity Purchase Agreement”), with Platinum Point Capital;

(iv) up to 600,000 shares identified in the Equity Purchase Agreement as Commitment Shares (the “Commitment Shares”);

(v) up to 1,600,000 shares underlying a warrant (the “A.G.P. Warrant Shares”) to purchase additional shares of the Company’s common stock issued to A.G.P./Alliance Global Partners (the “A.G.P. Warrant”); and

(vi) 10,000,000 shares of the Company’s common stock issued to Aerospace Capital Partners, LLC (the “ACP Shares”).

BrooQLy Inc. (d/b/a Dynamic Aerospace Systems Corporation)

December 8, 2025

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement, as amended, and the exhibits thereto; (b) the Company’s Articles of Incorporation, as amended; (c) the Company’s Bylaws, as amended; (d) resolutions of the Company’s Board of Directors authorizing the transactions related to: the Note Purchase Agreement, the Notes, and Note Shares; the Platinum Warrant and the Platinum Warrant Shares; the Equity Purchase Agreement and the Advance Shares; the Commitment Shares; the A.G.P. Warrant and the A.G.P. Warrant Shares; and the ACP Shares (the “Resolutions”); (e) certain records of the Company’s corporate proceedings as reflected in its minute books; (f) the forms of Note Purchase Agreement; the Platinum Warrant; the Equity Purchase Agreement; the A.G.P. Warrant; and the Share Purchase Agreement pursuant to which the ACP Shares were issued; and such statutes, records and other documents as we have deemed relevant. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of all natural persons signing and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinions hereinafter expressed. We express no opinion herein as to the laws of any state or jurisdiction other than the substantive laws of the State of Nevada and the federal laws of the United States of America.

Based on the foregoing, we are of the opinion that:

1. The Commitment Shares and the ACP Shares are validly issued, fully paid, and non-assessable.

2. The Note Shares, to be issued pursuant to the Notes, have been duly authorized for issuance, and when issued by the Company upon due conversion of the Notes in accordance with the terms thereof and as contemplated by the Registration Statement, will be validly issued, fully paid, and non-assessable.

3. The Advance Shares, when sold, paid for, and issued pursuant to the Equity Purchase Agreement and upon receipt of payment of the purchase price thereof in accordance with the terms of the Equity Purchase Agreement, and in the manner contemplated by the Registration Statement, will be duly and validly issued, fully paid, and non-assessable.

4. The Platinum Warrant Shares referenced above, to be issued upon exercise of the Platinum Warrants against payment therefor as set forth in the Platinum Warrants, have been duly authorized for issuance, and when issued upon exercise of the Platinum Warrants against payment therefor as set forth in the Platinum Warrants and in the manner contemplated by the Registration Statement, will be validly issued, fully paid, and non-assessable.

5. The A.G.P. Warrant Shares referenced above, to be issued upon exercise of the A.G.P. Warrants against payment therefor as set forth in the A.G.P. Warrants, have been duly authorized for issuance, and when issued upon exercise of the A.G.P. Warrants against payment therefor as set forth in the A.G.P. Warrants and in the manner contemplated by the Registration Statement, will be validly issued, fully paid, and non-assessable.

BrooQLy Inc. (d/b/a Dynamic Aerospace Systems Corporation)

December 8, 2025

This opinion letter shall be interpreted in accordance with the Core Opinion Principles jointly issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section and the Working Group on Legal Opinions Foundation as published in 74 Business Lawyer 815 (2019).

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Securities and the securities issued upon exercise thereunder.

We have assumed (i) that the specific issuances and sales of the Note Shares, the Advance Shares, the Platinum Warrant Shares, the A.G.P. Warrant Shares, the ACP Shares (collectively, the “Shares”) will be duly authorized by the Board of Directors of the Company, a duly authorized committee thereof, or a person or body pursuant to an authorization granted in accordance with Section 78.211 of Section Nevada Revised Statutes, and (ii) that that the sale and issuance of the Shares will not exceed (a) the authorized number of shares of Common Stock set forth in the Articles of Incorporation, and (b) the aggregate amount of Shares authorized for offer, sale, and issuance by the Resolutions.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

We express no opinion as to any provision of any instrument, agreement or other document (i) regarding severability of the provisions thereof; or (ii) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative and in addition to every other right and remedy, or that any delay or omission to exercise any right or remedy shall not impair any right or remedy or constitute a waiver thereof.

BrooQLy Inc. (d/b/a Dynamic Aerospace Systems Corporation)

December 8, 2025

The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date. The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion or representation is given or may be inferred beyond the opinions expressly set forth in this opinion letter.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and at all relevant times was, is and will be validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and at all relevant times had, has and will have full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument at all relevant times was, is and will be a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided, in each case, that we make no assumption insofar as such assumption relates to the Company and is expressly covered by our opinions set forth herein.

Very truly yours,

KIRTON MCCONKIE, PC

/s/ Kirton McConkie, PC

cc:    Kent B. Wilson, CEO